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                                                                    EXHIBIT 10.2


                                   AGREEMENT

       This agreement is concluded by and between the Ministry of Communications of the Republic of Kazakhstan (the "MOC") and Joint Venture BECET International, a joint stock company under the laws of the Republic of Kazakhstan ("BECET").

                                    ARTICLE 1

                            Subject of the Agreement

       The MOC and BECET have hereby agreed on the interconnection of the cellular network ("CN") to be created by BECET with the public switched telephone network ("PSTN") and on mutual settlement for incoming and outgoing calls and rates of such settlements and on certain additional matters relating to License n. 61 issued by the MOC to BECET ("License").

                                    ARTICLE 2

                            Interconnection with PSTN

       In accordance with the joint venture agreement dated December 13, 1993, the interconnection of BECET's CN with the PSTN shall be free of charge, as a portion of the Kazakhstan party's contribution to the joint venture.

                                    ARTICLE 3

                                      Rates

       Section 3.1 BECET shall pay to the PSTN operators for carriage and termination of intracity calls from the CN the lowest rate charged by the MOC for such business calls.

       Section 3.2 BECET shall pay to the PSTN operators for carriage and termination of the intercity (intra- and inter-oblast') calls from the CN the rate charged by the MOC for inter city business calls, less a discount equal to the greater of (i) 1/2 (one half) of the difference between the lowest rate charged by the MOC for intercity business calls and the lowest rate charged by the MOC for intercity calls by individuals or (ii) 20% (twenty percent).

       Section 3.3 BECET shall pay to the PSTN operators for carriage and termination of the international calls from the CN the rate charged by the MOC for international business calls, less a discount equal to the greater of (i) 1/2 (one half) of the difference between the lowest rate charged by the MOC for international business calls and the lowest rate charged by the MOC for international calls by individuals or (ii) 15% (fifteen percent).




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       Section 3.4 BECET shall withhold from its payments to the PSTN operators a reasonable percentage (from 5 to 7 %) to be agreed, on a basis consistent with international practice, for billing and collecting services.

       Section 3.5 BECET shall inform the operators of PSTNs connected to BECET's CN of the rates to be charged by such operators for calls from PSTNs to the CN. Such operators shall bill, collect and deliver to BECET the payment received for such calls terminating on the CN less a reasonable portion thereof to cover the costs of billing and collection of such call charges.

       Section 3.6 With respect to Section 5.4.1 of the License, the parties agree that any changes to the rates in effect in Kazakhstan shall not affect the formulas set forth in article 3 of this agreement, and that payments to the PSTN operators shall continue to be made according to the formulas set forth above.

                                    ARTICLE 4

       BECET shall establish the rates for all services provided over the CN, without the prior approval of the MOC.

                                    ARTICLE 5

       Section 5.l.l.(e) of the License provides that the Grantee may lease or resell certain excess capacity, with "approval by the MOC". The parties thereby understand that the MOC shall have an opportunity to recommend to Grantee possible or preferable lessees or purchasers of such excess capacity, without otherwise limiting the Grantee's right to lease or sell excess capacity.

                                    ARTICLE 6

       The parties understand that if the Grantee exercises its right of first refusal in accordance with Section 5.1.3. of the License, the MOC shall issue such license to Grantee and not to any other person; but that nothing shall preclude the MOC from deciding to issue more than one license at the same time for the same activity, in which case the Grantee's right of first refusal shall apply to only one such license.


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                                    ARTICLE 7

       The term of this agreement shall be the term of the License, including possible extentions after the expiration of the initial term of the License. Disputes hereunder shall be resolved in the manner set forth in the License.

       This agreement is concluded on this 4 day of February, 1994 in five original counterparts, in both English and Russian.

For the Ministry of Communications            For BECET International
of the Republic of Kazakhstan


[SEAL]

/s/ YU. D. NILOV                              /s/ WILLIAM F. BROWDER
----------------------------                  --------------------------
Yu. D. Nilov                                  William F. Browder
Deputy Minister                               Attorney in Fact